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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                November 28, 2005
                                 --------------
                                 Date of Report


                               Kodiak Energy, Inc.
                             -----------------------
                     (Formerly Island Critical Care, Corp.)

      Delaware                    333-82434                   650967706
      --------                    ---------                   ---------
   (State or other          (Commission File No.)      (IRS Employer I.D. No.)
    Jurisdiction)

                         734 7th Avenue S.W., Suite 460
                         Calgary, Alberta T2P 3P8 Canada
                           --------------------------
                    (Address of Principal Executive Offices)

                                 (403) 262-8044
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              (Registrant's Telephone Number, including area code)

Item 1.01 Entry into a Material Definitive Agreement

On November 10, Kodiak acquired from a third party, nine sections of contiguous undeveloped land in the extreme southeast of Alberta which are prospective for oil and natural gas in multiple formations..

The agreement calls for Kodiak to pay the outstanding licensing fees of $60,000 and initiate a three well shallow gas drilling program in the first and second quarter of 2006. Kodiak will earn a 100% working interest in and become the operator of the properties. In return Kodiak will pay an 11% gross over riding royalty to the third party the land was acquired from.

Kodiak estimates that it will need to spend $600,000 to drill, complete and equip the three wells. Additionally, a previously drilled and completed well will be evaluated and recompleted for approximately $60,000.

On November 9/2005 Kodiak was approved by the Energy and Utilities Board of Alberta (EUB) to be an Operator.

Item 5.02 Election of Directors and Appointment of Principal Officers

On November 28, 2005 the Company's board of directors appointed Glenn Watt and Peter Schriber to serve as directors until the next annual meeting.

Mr. Glenn Watt is currently the drilling and completions superintendent for a large royalty trust. He has worked primarily in the Western Canadian Sedimentary Basin. Prior to his current position Mr. Watt worked for another major oil & gas company as a completions superintendent. He has additional field experience working on drilling rigs in Alberta and British Columbia. Mr. Watt has an honors diploma in Petroleum Engineering Technology from the Northern Alberta Institute of Technology and a Bachelor of Applied Petroleum Engineering Technology Degree from the Southern Alberta Institute of Technology. Mr. Watt is also a P. Eng.

Mr. Peter Schriber is currently an independent financial consultant. Mr. Schriber is active in mergers and acquisitions as well as debt and equity financing for private and public companies. Prior to 1999 Mr. Schriber was a director and partner of a Vancouver based brokerage firm. Prior to that Mr. Schriber was a Vice President and Manager of Corporate Lending with the Canadian division of a Swiss Bank. Mr. Schriber has a degree in Commerce from a Swiss Institution and he graduated as a Fellow of the Institute of Canadian Bankers. Mr. Schriber is also a member of the Canadian Bankers Association.


Item 9.01 Financial Statements and Exhibits

    (a)  Financial statements of business acquired.

         Not applicable.

    (b)  Pro forma financial information.

         Not applicable.

    (c)  Exhibits.


                                   SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Kodiak Energy, Inc


DATED:   November 28, 2005              /s/ Mark Hlady
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                                         Mark Hlady
                                         CEO, and Director